[LETTERHEAD OF GRIMSLEY, WHITE & COMPANY]








Board of Directors
Rocky Ford Financial, Inc.
801 Swink Avenue
Rocky Ford, Colorado 81067-0032

     Re: Registration Statement on Form S-8
         Rocky Ford Financial, Inc. Management Recognition Plan and Rocky Ford Financial, Inc. 1997 Stock Option and
         Incentive Plan


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 21, 1997, on our audits of the consolidated statements of financial condition of Rocky Ford Financial, Inc. and subsidiary as of September 30, 1997 and 1996, and the related consolidated statements of income, equity and cash flows for the years then ended, which were included in Rocky Ford Financial, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.


                           /s/ Grimsley, White & Company
                           ------------------------------
                           Grimsley, White & Company

January 22, 1998